1 Midland States Bancorp, Inc. NASDAQ: MSBI Second Quarter 2024 Earnings Presentation

22 Forward-Looking Statements. This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements expressing management’s current expectations, forecasts of future events or long-term goals may be based upon beliefs, expectations and assumptions of the Company’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this presentation speak only as of the date they are made, and the Company undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements including changes in interest rates and other general economic, business and political conditions, the impact of inflation, increased deposit volatility and potential regulatory developments. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Additional information concerning the Company and its businesses, including additional factors that could materially affect the Company’s financial results, are included in the Company’s filings with the Securities and Exchange Commission. Use of Non-GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include “Adjusted Earnings,” "Adjusted Earnings Available to Common Shareholders," “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,”and “Return on Average Tangible Common Equity.” The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non-GAAP measures are provided in the Appendix section of this presentation.

33 Company Snapshot Financial Highlights as of June 30, 2024 $7.8 Billion Total Assets $5.9 Billion Total Loans $6.1 Billion Total Deposits $4.0 Billion Assets Under Administration YTD Adjusted ROAA(1): 0.53% YTD Adjusted Return on TCE(1): 6.51% TCE/TA: 6.59% YTD PTPP(1) ROAA: 1.48% Dividend Yield: 5.47% Price/Tangible Book: 0.97x Price/LTM EPS: 11.4x Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. Founded in 1881, this Illinois state- chartered community bank focuses on in-market relationships while having national diversification through equipment finance. • 53 Branches in Illinois and Missouri • 16 successful acquisitions since 2008

4 Overview of 2Q24 Financial Performance Continued Success in Balance Sheet Management Strategies Successfully Growing Community Bank Continued Investments in Talent and Technology 4 • Net income available to common shareholders of $4.5 million, or $0.20 diluted EPS • Pre-tax, pre-provision earnings(1) of $25.2 million • Strong noninterest income of $17.7 million • Strengthened ACL to 1.58% of total loans • Increases in capital ratios • CET1 ratio increased 3 bps to 8.63% • Runoff in non-core loan portfolios being used to fund new loan production and purchase of higher-yielding investment securities • Another good quarter of business development in community bank with full banking relationships added with high quality in-market clients • Community bank loans increased by $91 million during 2Q24, offset by intentional reduction of equipment finance and consumer portfolios • Loan portfolio continues to shift towards core in-market C&I and CRE loans resulting in higher quality loan portfolio • Strength of franchise allowing Midland to continue attracting high quality banking talent including new market president for Northern Illinois region and new Chief Deposit Officer • New technology platform in Wealth Management will enhance ability to cross-sell to community bank clients • New talent and technology investments expected to drive profitable growth and further enhance the value of Midland franchise Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

5 Loan Portfolio 5 • Total loans decreased $106.5 million from prior quarter to $5.85 billion • Decrease primarily driven by decline in equipment finance portfolio of $59.9 million and continued runoff of GreenSky portfolio of $67.7 million • Decrease in non-core portfolios partially offset by new loan production from high quality commercial clients that provide full banking relationships • Investments made to increase business development efforts in St. Louis resulted in total loans increasing at an annualized rate of 31% during 2Q24 in this market • Runoff from GreenSky portfolio rotated into investment portfolio Loan Portfolio Mix (in millions, as of quarter-end) 2Q 2024 1Q 2024 2Q 2023 Commercial loans and leases $ 1,829 $ 1,872 $ 2,108 Commercial real estate 2,422 2,397 2,444 Construction and land development 477 474 367 Residential real estate 378 378 371 Consumer 746 837 1,077 Total Loans $ 5,852 $ 5,958 $ 6,367 Total Loans ex. Commercial FHA Lines $ 5,852 $ 5,950 $ 6,337 $6,367 $6,281 $6,131 $5,958 $5,852 5.80% 5.93% 6.00% 5.99% 6.03% Total Loans Average Loan Yield 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Total Loans and Average Loan Yield (in millions, as of quarter-end)

6 Loan Segments 6 • Total loans in our Community Bank increased $91 million from prior quarter to $3.13 billion • Loans in St. Louis region increased $59 million or 31% annualized in 2Q24 • Focused on core, in-market loan relationships • Continuing to add talent in faster growing markets to drive quality loan relationships and commercial deposits Loan Portfolio Segments (in millions, as of quarter-end) 2Q 2024 1Q 2024 2Q 2023 Regions: Eastern $ 884 $ 897 $ 860 Northern 725 692 721 Southern 700 688 696 St. Louis 825 766 687 Community Bank $ 3,134 $ 3,043 $ 2,964 Other: Specialty Finance $ 1,093 $ 1,142 $ 1,216 Equipment Finance 890 950 1,115 BaaS(1) 735 823 1,072 Total Loans $ 5,852 $ 5,958 $ 6,367 Loan Segment Mix Community Bank, 53.6% Specialty Finance, 18.7% Equipment Finance, 15.2% BaaS, 12.6% Notes: (1) includes loans originated through Greensky and LendingPoint relationships

Total Deposits

- **Total deposits decreased $206.0 million from end of prior quarter, primarily due to decreases in noninterest-bearing demand and brokered time**
- **Deposit outflows primarily related to some larger commercial depositors moving funds into higher interest account including Midland's Wealth Management business and declines in brokered time**
- **Average balances of non-interest bearing demand deposits declined $19 million compared to prior quarter**
- **Brokered time deposits decreased $57 million from prior quarter as maturities were not replaced**

Deposit Mix

(in millions, as of quarter-end)

	2Q 2024	1Q 2024	2Q 2023
Noninterest-bearing demand	$ 1,109	$ 1,212	$ 1,163
Interest-bearing:			
Checking	2,344	2,394	2,500
Money market	1,144	1,128	1,226
Savings	538	556	624
Time	852	845	841
Brokered time	131	188	73
Total Deposits	**$ 6,118**	**$ 6,324**	**$ 6,427**

Total Deposits and Cost of Deposits

(in millions, as of quarter-end)



$6,427
$6,405
$6,310
$6,324
$6,118
2.09%
2.32%
2.41%
2.49%
2.55%
2Q 2023
3Q 2023
4Q 2023
1Q 2024
2Q 2024
Total Deposits
Cost of Deposits

Midland States Bancorp, Inc.

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8 Deposit Summary as of June 30, 2024 8 Deposits by Channel (in millions, as of quarter-end) 2Q 2024 1Q 2024 2Q 2023 Retail $ 2,742 $ 2,768 $ 2,780 Commercial 1,217 1,388 1,298 Public Funds 569 516 578 Wealth & Trust 299 324 329 Servicing 932 901 1,018 Brokered Deposits 239 309 270 Other 120 118 154 Total Deposits $ 6,118 $ 6,324 $ 6,427 $6,427 $6,405 $6,310 $6,324 $6,118 Retail Commercial Public Funds Wealth & Trust Servicing Brokered Deposits Other 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 • Commercial deposits decreased $171 million over prior quarter • Four large commercial customers decreased deposit balances by $120 million in 2Q24 with approximately $88 million moving to our Wealth business line • Retail deposit balances decreased $26 million in 2Q24 primarily due to decreased in average balances in interest bearing checking accounts • Total brokered deposits including money market accounts and time decreased $70 million in 2Q24 Trend of Deposit Channel Mix (in millions, as of quarter-end)

9 0.3% 4.6% 64.3% 7.9% 6.0% 7.8% 9.1% Treasuries US GSE & US Agency MBS - agency MBS - non agency State & Muni Corporate Other Investment Portfolio As of June 30, 2024 9 Fair Value of Investments by Type • All Investments are classified as Available for Sale • Average T/E Yield is 4.69% for 2Q24 • Average Duration is 4.76 years • Purchased $151 million with T/E Yield of 5.96% and sold $48 million with T/E Yield of 4.50% in 2Q24 Investments by Yield and DurationInvestment Mix & Unrealized Gain (Loss) (in millions) Fair Value Book Value Unrealized Gain (Loss) Treasuries $ 3 $ 3 $ — US GSE & US Agency 51 52 (1) MBS - agency 704 790 (86) MBS - non agency 86 89 (3) State & Municipal 66 73 (7) Corporate 85 93 (8) Other 100 100 — Total Investments $ 1,095 $ 1,202 $ (107) Duration Y ie ld -1 0 1 2 3 4 5 6 7 8 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% $1.10 billion

10 Liquidity Overview 10 Liquidity Sources (in millions) June 30, 2024 March 31, 2024 Cash and Cash Equivalents $ 124.6 $ 167.3 Unpledged Securities 527.3 506.2 FHLB Committed Liquidity 797.1 1,167.4 FRB Discount Window Availability 610.3 613.3 Total Estimated Liquidity $ 2,059.4 $ 2,454.1 Conditional Funding Based on Market Conditions Additional Credit Facility $ 409.0 $ 431.0 Brokered CDs (additional capacity) $ 450.0 $ 400.0

11 3.23% 3.20% 3.21% 3.18% 3.12% 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 $58.8 $58.6 $58.1 $55.9 $55.1 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Net Interest Income/Margin 11 • Net interest income down slightly from prior quarter due to higher average FHLB borrowings • Net interest margin decreased 6bp to 3.12% as the increase in the cost of deposits exceeded the increase in the average yield on earning assets, as well as the impact of interest reversals on loans placed on non-accrual • Average rate on new and renewed loan originations was 7.67% in 2Q24 and higher than average rates on loan payoffs making them accretive to net interest margin Net Interest Income (in millions) Net Interest Margin

Loans & Securities - Repricing and Maturity

Total Loans and Leases (net of unearned income)[1]

(in millions)

As of June 30, 2024	Repricing Term								Rate Structure		
	3 mos or less	3-12 mos	1-3 years	3-5 years	5-10 years	10-15 years	Over 15 years	Total	Floating Rate	Adjustable Rate	Fixed Rate
Commercial loans and leases	$ 725	$ 272	$ 542	$ 217	$ 39	$ 4	$ 30	$1,829	$ 585	$ 74	$ 1,170
Commercial real estate	733	371	686	409	156	18	49	2,422	542	232	1,648
Construction and land	237	94	101	18	—	—	27	477	272	29	176
Residential real estate	73	54	78	63	83	20	7	378	54	114	210
Consumer	167	168	393	12	6	—	—	746	97	—	649
Total	$1,935	$ 959	$1,800	$ 719	$ 284	$ 42	$ 113	$5,852	$ 1,550	$ 449	$ 3,853
% of Total	33 %	16 %	31 %	12 %	5 %	1 %	2 %	100 %	26 %	8 %	66 %
Weighted Average Rate	7.69 %	5.75 %	5.24 %	5.61 %	4.63 %	3.83 %	0.19 % [2]	6.04 %	8.17 %	4.82 %	5.33 %

Investment Securities Available for Sale[3]

(in millions)

As of June 30, 2024	Maturity & Projected Cash Flow Distribution					
	1 year or less	1-3 years	3-5 years	5-10 years	Over 10 years	Total
Amortized Cost	$ 182	$ 170	$ 188	$ 337	$ 325	$ 1,202
% of Total	15 %	14 %	16 %	28 %	27 %	100 %

Notes:

(1) Based on projected principal payments for all loans plus the next reset for floating and adjustable rate loans and the maturity date of fixed rate loans.

(2) Over 15 years category includes all nonaccrual loans and leases.

(3) Projected principal cash flows for securities. Differences between amortized cost and total principal are included in Over 10 years.

Midland States Bancorp, Inc.

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13 Wealth Management 13 • Assets under administration increased $212 million mainly due to new accounts • New accounts include commercial customers moving funds of approximately $88 million to Wealth for higher rate and other options • Wealth Management fees decreased from prior quarter due to seasonal impact of tax planning fees in 1Q24 • New technology launched in 2Q24 that integrates Wealth Management data into mobile banking app that is expected to positively impact cross-selling to community bank clients • Continual hiring of wealth advisors positively impacting new business development Assets Under Administration (in millions) $3,595 $3,501 $3,733 $3,888 $3,996 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 $6.27 $6.29 $6.60 $7.13 $6.80 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Wealth Management Revenue (in millions)

14 $18.8 $11.5 $20.5 $21.2 $17.7 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Noninterest Income 14 • Noninterest income decreased from prior quarter primarily due to 1Q24 incremental servicing revenues of $3.7 million related to the Greensky portfolio • 2Q24 noninterest income included a $0.2 million gain on the repurchase of subordinated debt, offset by $0.2 million of losses on the sale of investment securities • Other income negatively impacted by losses on sale of repossessed and other equipment of $0.6 million in the current quarter • Fee income expected to be $18.0 - $18.5 million in the near-term quarters Noninterest Income (in millions)

15 $42.9 $42.0 $44.5 $44.9 $47.5 55.0% 55.8% 55.2% 58.0% 65.2% Total Noninterest Expense Efficiency Ratio 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Noninterest Expense and Operating Efficiency 15 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) • Efficiency Ratio (1) was 65.2% in 2Q 2024 vs. 58.0% in 1Q 2024 • Increase in noninterest expense from prior quarter primarily attributable to $4.1 million related to OREO expense and various legal actions • Compensation and benefits decreased $1.2 million compared to prior quarter due to reduced incentive compensation accruals • Near-term operating expense run- rate expected to be approximately $45.5 - $46.5 million Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

16 Asset Quality 16 • Nonperforming loans increased due to equipment financing loans and one $3.5 million commercial loan placed on non-accrual • Past due loans and substandard loans declined during the second quarter • Net charge-offs to average loans was 0.20% primarily driven by equipment finance with provision for credit losses on loans of $17.0 million, primarily related to reserves added to the LendingPoint portfolio resulting from credit deterioration and servicing issues • Net charge offs include $2.2 million recovery on previously charged off CRE loan Nonperforming Loans / Total Loans (Total Loans as of quarter-end) NCO / Average Loans 0.75% 0.69% 0.68% 1.49% 1.58%0.11% 0.20% 0.24% 0.27% 0.34% 0.86% 0.89% 0.92% 1.76% 1.92% All other Equipment Finance 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 0.10% 0.08% 0.07% 0.05% (0.06)% 0.09% 0.14% 0.26% 0.25% 0.26% 0.19% 0.22% 0.33% 0.30% 0.20% All other Equipment Finance 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024

17 $78,057 $193 $15,264 $(1,331) $92,183 ACL March 31, 2024 Specific Reserves Portfolio Changes Economic Factors ACL June 30, 2024 Changes in Allowance for Credit Losses 17 ($ in thousands) ▪ Changes to specific reserves ▪ Changes in Loans ▪ Changes in Credit quality including risk rating ▪ Changes in portfolio mix ▪ Aging of existing portfolio ▪ Other charge-offs and recoveries ▪ Reserves added to the LendingPoint portfolio resulting from credit deterioration and servicing issues ▪ Change to macro- economic variables and forecasts ▪ Changes to other economic qualitative factors

18 ACL by Portfolio 18 ($ in thousands) June 30, 2024 March 31, 2024 Portfolio Loans ACL % of Total Loans Loans ACL % of Total Loans Commercial $ 829,888 $ 8,821 1.06% $ 813,963 $ 9,135 1.12 % Commercial Other 570,979 15,426 2.70% 601,704 12,194 2.03 % Equipment Finance Loans 461,409 11,839 2.57% 494,068 11,806 2.39 % Equipment Finance Leases 428,659 13,288 3.10% 455,879 13,466 2.95 % CRE non-owner occupied 1,621,102 13,949 0.86% 1,591,455 13,353 0.84 % CRE owner occupied 438,117 5,286 1.21% 450,149 4,858 1.08 % Multi-family 293,863 2,636 0.90% 287,586 2,871 1.00 % Farmland 68,423 326 0.48% 67,923 285 0.42 % Construction and Land Development 476,528 12,966 2.72% 474,128 12,629 2.66 % Residential RE First Lien 315,039 4,616 1.47% 316,310 4,986 1.58 % Other Residential 63,354 577 0.91% 62,273 669 1.07 % Consumer 94,763 499 0.53% 99,157 520 0.52 % Consumer Other(1) 651,279 13,793 2.12% 737,935 3,091 0.42 % Total Loans $ 5,851,994 $ 92,183 1.58% $ 5,958,462 $ 78,057 1.31 % Loans (excluding BaaS portfolio(1) and warehouse lines) 5,125,723 74,815 1.46% 5,136,557 74,587 1.45 % Notes: (1) Primarily consists of loans originated through GreenSky and LendingPoint relationships

19 2024 Outlook and Priorities 19 • Well positioned with increased levels of capital, liquidity, and reserves • Prudent risk management will remain top priority while economic uncertainty remains with business development efforts focused on adding new commercial and retail deposit relationships throughout our markets • Capitalizing on market disruption resulting from M&A to add new clients and banking talent • Strong financial performance and prudent balance sheet management should lead to further increases in capital ratios • Loan pipeline remains steady and new loan production within the community bank will continue to partially offset the runoff from the GreenSky portfolio and continued intentional reduction of the equipment finance portfolio • Neutral interest rate sensitivity positions Midland well for managing future changes in interest rates • Maintain disciplined expense management while also investing in areas that will enhance the long- term value of the franchise * Improvements in technology platform and additional advisors positively impacting business development in Wealth Management * Expanded presence in higher growth St. Louis market including the addition of a new market president resulting in new commercial, retail and wealth management clients * Banking-as-a-Service initiative expected to start making a contribution to deposit gathering and fee income during 2024

20 APPENDIX 20

2121 Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.73 billion as of 6/30/2024 ($s in millions) RE/Rental & Leasing $1,692.4 35.8% All Others $568.2 12.0% Skilled Nursing $403.1 8.5% Construction - General $303.1 6.4% Manufacturing $225.1 4.8% Finance and Insurance $259.0 5.5% Accommodation & Food Svcs $263.6 5.6% Trans./Ground Passenger $179.2 3.8% Assisted Living $103.9 2.2% Ag., Forestry, & Fishing $140.7 3.0% General Freight Trucking $180.6 3.8% Retail Trade $178.9 3.8% Wholesale Trade $59.2 1.3% Other Services $102.9 2.2% Commercial Loans and Leases by Industry Health Care $67.8 1.4%

22 Commercial Real Estate Portfolio by Collateral Type 22 CRE Concentration (as of June 30, 2024) CRE as a % of Total Loans 49.5% CRE as a % of Total Risk-Based Capital (1) 264.4% Notes: (1) Represents non-owner occupied CRE loans only Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.90 billion as of June 30, 2024 ($s in millions) Skilled Nursing $408.7 14.1% Retail $470.7 16.2% Multi-Family $547.8 18.9% Industrial/Warehouse $219.9 7.6% Assisted Living $124.7 4.3% Hotel/Motel $201.3 6.9% All Other $150.9 5.2% Office $152.6 5.3% Farmland $68.3 2.4% Residential 1-4 Family $89.9 3.1% Raw Land $21.9 0.8% Restaurant $30.9 1.1% Mixed Use/Other $112.8 3.9% Medical Building $95.6 3.3% Special Purpose $122.8 4.2% C-Store/Gas Station $79.2 2.7%

23 Capital Ratios and Strategy 23 • Capital initiatives increased CET1 to 8.63% from 7.77% at December 31, 2022 with limited buybacks below TBV • Internal capital generated from strong profitability and slower balance sheet growth expected to raise TCE ratio to 7.00%-7.75% by the end of 2024 • Capital actions and strong profitability expected to enable MSBI to raise capital ratios while maintaining current dividend payout Capital Strategy Capital Ratios (as of June 30, 2024) 6.59% 8.63% 9.84% 11.21% 13.94% 11.69% 10.26% 11.69% 13.06% Consolidated Bank Level TCE/TA Common Eq. Tier 1 Tier 1 Leverage Tier 1 RBC Total RBC

2424 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) Tangible Book Value Per Share For the Year Ended (dollars in thousands, except per share data) 2018 2019 2020 2021 2022 2023 Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 608,525 $ 661,911 $ 621,391 $ 663,837 $ 758,574 $ 791,853 Adjustments: Preferred Stock (2,781) — — — (110,548) (110,548) Goodwill (164,673) (171,758) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (37,376) (34,886) (28,382) (24,374) (20,866) (16,108) Tangible common equity 403,695 455,267 431,105 477,559 465,256 503,293 Less: Accumulated other comprehensive income (AOCI) (2,108) 7,442 11,431 5,237 (83,797) (76,753) Tangible common equity excluding AOCI $ 405,803 $ 447,825 $ 419,674 $ 472,322 $ 549,053 $ 580,046 Common Shares Outstanding 23,751,798 24,420,345 22,325,471 22,050,537 22,214,913 21,551,402 Tangible Book Value Per Share $ 17.00 $ 18.64 $ 19.31 $ 21.66 $ 20.94 $ 23.35 Tangible Book Value Per Share excluding AOCI $ 17.09 $ 18.34 $ 18.80 $ 21.42 $ 24.72 $ 26.91

MIDLAND STATES BANCORP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For The Year Ended					
(dollars in thousands, except per share data)	2018	2019	2020	2021	2022	2023
Income before income taxes - GAAP	$ 50,805	$ 72,471	$ 32,014	$ 99,112	$ 129,838	$ 107,573
Adjustments to noninterest income:						
(Gain) loss on sales of investment securities, net	(464)	(674)	(1,721)	(537)	230	9,372
(Gain) on termination of hedged interest rate swaps	—	—	—	(2,159)	(17,531)	—
(Gain) on sale of Visa B shares	—	—	—	—	—	(1,098)
(Gain) on repurchase of subordinated debt	—	—	—	—	—	(676)
Other income	(89)	29	17	(48)	—	—
Total adjustments to noninterest income	(553)	(645)	(1,704)	(2,744)	(17,301)	7,598
Adjustments to noninterest expense:						
Impairment related to facilities optimization	—	(3,577)	(12,847)	—	—	—
(Loss) gain on mortgage servicing rights held for sale	(458)	490	(1,692)	(222)	(3,250)	—
FHLB advances prepayment fees	—	—	(4,872)	(8,536)	—	—
Loss on repurchase of subordinated debt	—	(1,778)	(193)	—	—	—
Integration and acquisition expenses	(24,015)	(5,493)	(2,309)	(4,356)	(347)	—
Total adjustments to noninterest expense	(24,473)	(10,358)	(21,913)	(13,114)	(3,597)	—
Adjusted earnings pre tax - non-GAAP	74,725	82,184	52,223	109,482	116,134	115,171
Adjusted earnings tax	17,962	19,358	12,040	26,261	27,113	29,682
Adjusted earnings - non-GAAP	56,763	62,826	40,183	83,221	89,021	85,489
Preferred stock dividends, net	141	46	—	—	3,169	8,913
Adjusted earnings available to common shareholders	$ 56,622	$ 62,780	$ 40,183	$ 83,221	$ 85,852	$ 76,576
Adjusted diluted earnings per common share	$ 2.39	$ 2.54	$ 1.70	$ 3.65	$ 3.79	$ 3.42
Adjusted return on average tangible common equity	15.00 %	14.44 %	9.24 %	18.33 %	18.59 %	15.98 %

Midland States Bancorp, Inc.

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2626 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) Adjusted Earnings Reconciliation For The Quarter Ended June 30, March 31, December 31, September 30, June 30, (dollars in thousands, except per share data) 2024 2024 2023 2023 2023 Income before income taxes - GAAP $ 8,429 $ 18,240 $ 27,152 $ 22,935 $ 28,820 Adjustments to noninterest income: Loss on sales of investment securities, net 152 — 2,894 4,961 869 (Gain) on sale of Visa B shares — — (1,098) — — (Gain) on repurchase of subordinated debt (167) — — — (676) Total adjustments to noninterest income (15) — 1,796 4,961 193 Adjusted earnings pre tax - non-GAAP 8,414 18,240 28,948 27,896 29,013 Adjusted earnings tax 1,675 4,355 6,927 8,389 7,297 Adjusted earnings - non-GAAP 6,739 13,885 22,021 19,507 21,716 Preferred stock dividends 2,228 2,228 2,228 2,229 2,228 Adjusted earnings available to common shareholders $ 4,511 $ 11,657 $ 19,793 $ 17,278 $ 19,488 Adjusted diluted earnings per common share $ 0.20 $ 0.53 $ 0.89 $ 0.78 $ 0.87 Adjusted return on average assets 0.35% 0.72% 1.11% 0.98% 1.10 % Adjusted return on average shareholders' equity 3.46% 7.07% 11.42% 10.03% 11.21 % Adjusted return on average tangible common equity 3.65% 9.34% 16.51% 14.24% 16.10 % Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation For the Quarter Ended June 30, March 31, December 31, September 30, June 30, (dollars in thousands) 2024 2024 2023 2023 2023 Adjusted earnings pre tax - non-GAAP $ 8,414 $ 18,240 $ 28,948 $ 27,896 $ 29,013 Provision for credit losses 16,800 14,000 6,950 5,168 5,879 Adjusted pre-tax, pre-provision earnings - non-GAAP $ 25,214 $ 32,240 $ 35,898 $ 33,064 $ 34,892 Adjusted pre-tax, pre-provision return on average assets 1.30% 1.67% 1.80% 1.66% 1.76%

2727 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) Efficiency Ratio Reconciliation For the Quarter Ended June 30, March 31, December 31, September 30, June 30, 2024 2024 2023 2023 2023 (dollars in thousands) Noninterest expense - GAAP $ 47,479 $ 44,867 $ 44,488 $ 42,038 $ 42,894 Loss on mortgage servicing rights held for sale — — — — — Adjusted noninterest expense $ 47,479 $ 44,867 $ 44,488 $ 42,038 $ 42,894 Net interest income - GAAP $ 55,052 $ 55,920 $ 58,077 $ 58,596 $ 58,840 Effect of tax-exempt income 170 215 183 205 195 Adjusted net interest income 55,222 56,135 58,260 58,801 59,035 Noninterest income - GAAP 17,656 21,187 20,513 11,545 18,753 Loss on sales of investment securities, net 152 — 2,894 4,961 869 (Gain) on sale of Visa B shares — — (1,098) — — (Gain) on repurchase of subordinated debt (167) — — — (676) Adjusted noninterest income 17,641 21,187 22,309 16,506 18,946 Adjusted total revenue $ 72,863 $ 77,322 $ 80,569 $ 75,307 $ 77,981 Efficiency ratio 65.16% 58.03% 55.22% 55.82% 55.01%

2828 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share As of June 30, March 31, December 31, September 30, June 30, (dollars in thousands, except per share data) 2024 2024 2023 2023 2023 Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 785,772 $ 791,006 $ 791,853 $ 757,610 $ 776,821 Adjustments: Preferred Stock (110,548) (110,548) (110,548) (110,548) (110,548) Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (14,003) (15,019) (16,108) (17,238) (18,367) Tangible common equity $ 499,317 $ 503,535 $ 503,293 $ 467,920 $ 486,002 Less: Accumulated other comprehensive income (AOCI) (82,581) (81,419) (76,753) (101,181) (84,719) Tangible common equity excluding AOCI $ 581,898 $ 584,954 $ 580,046 $ 569,101 $ 570,721 Total Assets to Tangible Assets: Total assets—GAAP $ 7,757,274 $ 7,831,809 $ 7,866,868 $ 7,969,285 $ 8,034,721 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (14,003) (15,019) (16,108) (17,238) (18,367) Tangible assets $ 7,581,367 $ 7,654,886 $ 7,688,856 $ 7,790,143 $ 7,854,450 Common Shares Outstanding 21,377,215 21,485,231 21,551,402 21,594,546 21,854,800 Tangible Common Equity to Tangible Assets 6.59% 6.58% 6.55% 6.01% 6.19 % Tangible Book Value Per Share $ 23.36 $ 23.44 $ 23.35 $ 21.67 $ 22.24 Tangible Book Value Per Share, excluding AOCI $ 27.22 $ 27.23 $ 26.91 $ 26.35 $ 26.11 Return on Average Tangible Common Equity (ROATCE) For the Quarter Ended June 30, March 31, December 31, September 30, June 30, (dollars in thousands) 2024 2024 2023 2023 2023 Net income available to common shareholders $ 4,522 $ 11,657 $ 18,483 $ 9,173 $ 19,347 Average total shareholders' equity—GAAP $ 783,846 $ 789,906 $ 764,790 $ 771,625 $ 776,791 Adjustments: Preferred Stock (110,548) (110,548) (110,548) (110,548) (110,548) Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (14,483) (15,525) (16,644) (17,782) (18,937) Average tangible common equity $ 496,911 $ 501,929 $ 475,694 $ 481,391 $ 485,402 ROATCE 3.66% 9.34% 15.41% 7.56% 15.99%